Exhibit 99.1

Pixelworks Reports First Quarter 2018 Financial Results

Quarterly Revenue, Gross Margin and EPS at or above High-End of Guidance Range

Expects Sequential Revenue Growth of 17% to 24% in Second Quarter

SAN JOSE, Calif., May 2, 2018 -- Pixelworks Inc. (NASDAQ: PXLW), a leading provider of power efficient visual processing solutions, today announced financial results for the first quarter ended March 31, 2018.

First Quarter and Recent Highlights

•	Shipped volume production orders in support of recently launched Xiaomi Blackshark’s gaming smartphone

•	Further expanded the number of engagements with mobile OEMs to incorporate Iris display processor

•	Unveiled full feature set of 4th generation Iris mobile display processor

•	Announced collaboration with Wanda Film Group to establish Film Innovation & Ecosystem Lab in China and develop new technologies for film production and cinema displays

•	Satisfied all remaining convertible debt obligations from the 2017 acquisition of ViXS Systems

President and CEO of Pixelworks, Todd DeBonis, commented, “First quarter revenue was at the high-end of our guidance range, reflecting solid performance across our business and expected seasonality in the digital projection market. Favorable product mix contributed to better than anticipated gross margin, and our continued focus on operational efficiencies helped to drive lower than expected operating expenses. As a result, we delivered sequential bottom-line improvement despite the first quarter traditionally being a seasonally soft quarter.

“Since the start of the year, we have made notable progress on our mobile initiative, as highlighted by our recent win for Pixelworks 3rd generation Iris display processor in the Xiaomi Blackshark smartphone. Additionally, today we formally unveiled the full features and advanced video capabilities of our 4th generation mobile display processor, for which we already have multiple active customer engagements. During the first quarter, we also continued to advance the development project with our video delivery customer in Japan, where we are seeing increased traction for consumer electronics applications that leverage Pixelworks XCode family of advanced decoding and transcoding SoCs.

“The relevance of Pixelworks advanced display processing and video delivery technology continues to grow with the prevailing demand for higher quality displays, and we are experiencing increased customer interest across all of our end markets. In addition to our extensive efforts to capitalize on this momentum and drive further adoption of our existing solutions, we are continuing to make meaningful investments in product development as part of cultivating potential expanded opportunities. As a result of our ongoing efforts and progress, we are increasingly confident that Pixelworks is well positioned to deliver sustainable growth and increased profitability in the coming quarters.”

First Quarter 2018 Financial Results
Revenue in the first quarter of 2018 was $15.3 million, compared with revenue of $18.4 million in the prior quarter and $22.7 million in the first quarter of 2017. The fourth and first quarters of 2017 included approximately $1.0 million and $9.2 million of legacy end-of-life (EOL) product revenue, respectively. The sequential decrease in first quarter 2018 revenue reflects typical seasonality in the Company’s digital projection business.

On a GAAP basis, gross profit margin in the first quarter of 2018 was 51.0%, compared with 49.7% in the fourth quarter of 2017 and 54.6% in the first quarter of 2017. First quarter 2018 GAAP operating expenses were $9.1 million compared with $12.2 million in the fourth quarter of 2017 and $9.0 million in the year-ago quarter.

For the first quarter of 2018, the Company recorded a GAAP net loss of $598,000, or $(0.02) per share, compared with a GAAP net loss of $3.6 million, or $(0.10) per share, in the prior quarter and GAAP net income of $2.8 million, or $0.09 per diluted share, in the first quarter of 2017.

On a non-GAAP basis, first quarter 2018 gross profit margin was 54.2%, compared with 56.9% in the fourth quarter of 2017 and 54.8% in the year-ago quarter. First quarter 2018 non-GAAP operating expenses were $7.8 million, compared with $10.6 million in the prior quarter and $8.3 million in the first quarter of 2017. First quarter 2018 operating expenses, on both a GAAP and non-GAAP basis, included the recognition of approximately $2 million of offsets to R&D related to the Company’s ongoing co-development project with a large digital projector customer.

For the first quarter of 2018, non-GAAP net income was $38,000, or $0.00 per diluted share, compared to a non-GAAP net loss of $379,000, or $(0.01) per share, in the previous quarter and non-GAAP net income of $3.8 million, or $0.12 per diluted share, in the first quarter of 2017. Adjusted EBITDA in the first quarter of 2018 was $1.3 million, compared to $778,000 in the fourth quarter of 2017 and $5.0 million in the first quarter of 2017.

Business Outlook
Pixelworks expects revenue to be between $18.0 million and $19.0 million for the second quarter of 2018. Additional guidance will be provided as part of the Company’s earnings conference call.

On April 27, 2018, Pixelworks’ Board of Directors approved a restructuring plan to further streamline the Company’s operations and increase efficiencies in certain areas of the business. The Company expects this restructuring to be substantially completed by the end of the third quarter ending September 30, 2018, and anticipates related charges totaling approximately $2.0 million to be recorded during the second and third quarters of 2018.

Conference Call Information
Pixelworks will host a conference call today, May 2, 2018, at 2:00 p.m. Pacific Time, which can be accessed by calling 877-359-9508 and using passcode 5398377. A Web broadcast of the call can be accessed by visiting the Company's investor page at www.pixelworks.com. For those unable to listen to the live Web broadcast, it will be archived for approximately 30 days. A replay of the conference call will also be available through Thursday, May 10, 2018, and can be accessed by calling 855-859-2056 and using passcode 5398377.

About Pixelworks, Inc.
Pixelworks creates, develops and markets high efficiency visual display processing and advanced video delivery solutions for the highest quality display and streaming applications. The Company’s 20 year history of Image Processing innovation has yielded 500+ patents covering Display Processing and Video Delivery. The Company is headquartered in San Jose, CA. For more information, please visit the Company’s web site at www.pixelworks.com.

Note: Pixelworks and the Pixelworks logo are registered trademarks of Pixelworks, Inc.

Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share, which exclude amortization of deferred revenue fair value adjustment, inventory step-up and backlog amortization, amortization of acquired intangible assets, acquisition and integration related costs, stock-based compensation expense, restructuring expenses, fair value adjustment on convertible debt conversion option, discount accretion on convertible debt fair value, gain on extinguishment of convertible debt and a tax benefit associated with new tax treatment under the tax reform, which are all required under GAAP as well as the tax effect of the non-GAAP adjustments. The press release also makes reference to and reconciles GAAP net income (loss) and adjusted EBITDA, which Pixelworks defines as GAAP net income (loss) before interest expense and other, net, income tax provision, depreciation and amortization, as well as the specific items listed above.

Pixelworks management uses these non-GAAP financial measures internally to understand, manage and evaluate the business and establish its operational goals, review its operations on a period to period basis, for compensation evaluations, to measure performance, and for budgeting and resource allocation. Pixelworks management believes it is useful for the Company and investors to review, as applicable, both GAAP information and non-GAAP financial measures to help assess the performance of Pixelworks’ continuing businesses and to evaluate Pixelworks’ future prospects. These non-GAAP measures, when reviewed together with the GAAP financial information, provide additional transparency and information for comparison and analysis of operating performance and trends. These non-GAAP measures exclude certain items to facilitate management’s review of the comparability of our core operating results on a period to period basis.

In calculating the above non-GAAP results, management specifically adjusted for certain items related to the acquisition of ViXS Systems, Inc., including amortization of acquired intangible assets, impact of inventory step up and deferred revenue both related to fair valuing the items, acquisition and integration related costs such as accounting and legal fees and CEO severance, restructuring expenses related to a reduction in workforce, accretion on convertible debt of ViXS fair value adjustments on embedded derivative features of such convertible debt and extinguishment of such convertible debt. Management considers these items as either limited in term or having no impact on Pixelworks’ cash flows, and therefore has excluded such items to facilitate a review of current operating performance and comparisons to our past operating performance.

Because the Company’s non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with the Company’s consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Pixelworks' website.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “expect”, “believe,” “anticipate” and similar terms or the negative of such terms, and include, without limitation, statements about the Company’s digital projection, mobile and OTA businesses, including market movement and demand, customer engagements, and growth in the mobile and video delivery markets, synergies and additional guidance. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: whether the Company will be able to implement the restructuring program as planned, whether the expected amount of the costs associated with the restructuring program will differ from or exceed the Company's estimates and whether the Company will be able to realize the full amount of estimated savings from the restructuring program or within the timeframe expected; our ability to execute on our strategy, including the integration of ViXS; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in expanded markets; current global economic challenges; changes in the digital display and projection markets; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; our limited financial resources and our ability to attract and retain key personnel. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially from those discussed in the forward-looking statements is included from time to time in the Company's Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2017 as well as subsequent SEC filings.

The forward-looking statements contained in this release speak as of the date of this release, and the Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

- Financial Tables Follow -

PIXELWORKS, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Revenue, net (1)	$15,292	$18,448	$22,710
Cost of revenue (2)	7,490	9,288	10,318
Gross profit	7,802	9,160	12,392
Operating expenses:
Research and development (3)	4,463	6,695	4,906
Selling, general and administrative (4)	4,614	5,068	4,139
Restructuring	19	439	—
Total operating expenses	9,096	12,202	9,045
Income (loss) from operations	(1,294)	(3,042)	3,347
Interest income (expense) and other, net (5)	972	(919)	(93)
Income (loss) before income taxes	(322)	(3,961)	3,254
Provision (benefit) for income taxes (6)	276	(409)	433
Net income (loss)	$(598)	$(3,552)	$2,821
Net income (loss) per share:
Basic	$(0.02)	$(0.10)	$0.10
Diluted	$(0.02)	$(0.10)	$0.09
Weighted average shares outstanding:
Basic	35,183	34,359	29,283
Diluted	35,183	34,359	31,146
——————
(1) Includes deferred revenue fair value adjustment	$—	$68	$—
(2) Includes:
Amortization of acquired intangible assets	298	298	—
Inventory step-up and backlog amortization	122	949	—
Stock-based compensation	66	64	53
(3) Includes stock-based compensation	595	527	314
(4) Includes:
Stock-based compensation	539	556	422
Amortization of acquired intangible assets	101	101	—
Acquisition and integration	—	(45)	—
(5) Includes:
Gain on debt extinguishment	(1,272)	(29)	—
Discount accretion on convertible debt fair value	69	124	—
Fair value adjustment on convertible debt conversion option	—	621	—
(6) Includes benefit related to tax reform	—	(343)	—

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$7,802	$9,160	$12,392
Amortization of acquired intangible assets	298	298	—
Inventory step-up and backlog amortization	122	949	—
Stock-based compensation	66	64	53
Deferred revenue fair value adjustment	—	68	—
Total reconciling items included in gross profit	486	1,379	53
Non-GAAP gross profit	$8,288	$10,539	$12,445
Non-GAAP gross profit margin	54.2%	56.9%	54.8%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$9,096	$12,202	$9,045
Reconciling item included in research and development:
Stock-based compensation	595	527	314
Reconciling items included in selling, general and administrative:
Stock-based compensation	539	556	422
Amortization of acquired intangible assets	101	101	—
Acquisition and integration	—	(45)	—
Restructuring	19	439	—
Total reconciling items included in operating expenses	1,254	1,578	736
Non-GAAP operating expenses	$7,842	$10,624	$8,309
Reconciliation of GAAP and non-GAAP net income (loss)
GAAP net income (loss)	$(598)	$(3,552)	$2,821
Reconciling items included in gross profit	486	1,379	53
Reconciling items included in operating expenses	1,254	1,578	736
Reconciling items included in interest expense and other, net	(1,203)	716	—
Tax effect of non-GAAP adjustments	99	(157)	155
Benefit related to tax reform	—	(343)	—
Non-GAAP net income (loss)	$38	$(379)	$3,765
Non-GAAP net income (loss) per share:
Basic	$0.00	$(0.01)	$0.13
Diluted	$0.00	$(0.01)	$0.12
Non-GAAP weighted average shares outstanding:
Basic	35,183	34,359	29,283
Diluted	37,306	34,359	31,146

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP EARNINGS PER SHARE (Figures may not sum due to rounding) (Unaudited)

	Three Months Ended
	March 31,		December 31,		March 31,
	2018		2017		2017
	Dollars per share		Dollars per share		Dollars per share
	Basic	Diluted	Basic	Diluted	Basic	Diluted
Reconciliation of GAAP and non-GAAP net income (loss)
GAAP net income (loss)	$(0.02)	$(0.02)	$(0.10)	$(0.10)	$0.10	$0.09
Reconciling items included in gross profit	0.01	0.01	0.04	0.04	—	—
Reconciling items included in operating expenses	0.04	0.03	0.05	0.05	0.03	0.02
Reconciling items included in interest expense and other, net	(0.03)	(0.03)	0.02	0.02	—	—
Tax effect of non-GAAP adjustments	—	—	—	—	0.01	—
Benefit related to tax reform	—	—	(0.01)	(0.01)	—	—
Non-GAAP net income (loss)	$0.00	$0.00	$(0.01)	$(0.01)	$0.13	$0.12

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP GROSS PROFIT MARGIN * (Figures may not sum due to rounding) (Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Reconciliation of GAAP and non-GAAP gross profit margin
GAAP gross profit margin	51.0%	49.7%	54.6%
Amortization of acquired intangible assets	1.9	1.6	—
Inventory step-up and backlog amortization	0.8	5.1	—
Stock-based compensation	0.4	0.3	0.2
Amortization of deferred revenue fair value adjustment	—	0.4	—
Total reconciling items included in gross profit	3.2	7.4	0.2
Non-GAAP gross profit margin	54.2%	56.9%	54.8%

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC. RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION * (In thousands) (Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Reconciliation of GAAP net income (loss) and adjusted EBITDA
GAAP net income (loss)	$(598)	$(3,552)	$2,821
Gain on debt extinguishment	(1,272)	(29)	—
Stock-based compensation	1,200	1,147	789
Amortization of acquired intangible assets	399	399	—
Tax effect of non-GAAP adjustments	99	(157)	155
Inventory step-up and backlog amortization	122	949	—
Discount accretion on convertible debt fair value	69	124	—
Restructuring	19	439	—
Benefit related to tax reform	—	(343)	—
Fair value adjustment on convertible debt conversion option	—	621	—
Amortization of deferred revenue fair value adjustment	—	68	—
Acquisition and integration	—	(45)	—
Non-GAAP net income (loss)	$38	$(379)	$3,765
EBITDA adjustments:
Depreciation and amortization	$826	$863	$839
Non-GAAP Interest expense and other, net	231	203	93
Non-GAAP provision for income taxes	177	91	278
Adjusted EBITDA	$1,272	$778	$4,975

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$20,611	$27,523
Accounts receivable, net	4,451	4,640
Inventories	2,589	2,846
Prepaid expenses and other current assets	3,736	1,328
Total current assets	31,387	36,337
Property and equipment, net	5,871	5,605
Other assets, net	1,341	1,338
Acquired intangible assets, net	5,457	5,856
Goodwill	18,407	18,407
Total assets	$62,463	$67,543
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,092	$1,436
Accrued liabilities and current portion of long-term liabilities	12,574	16,387
Current portion of income taxes payable	355	445
Total current liabilities	16,021	18,268
Long-term liabilities, net of current portion	1,173	1,487
Income taxes payable, net of current portion	2,353	2,282
Convertible debt	—	6,069
Total liabilities	19,547	28,106
Shareholders’ equity	42,916	39,437
Total liabilities and shareholders’ equity	$62,463	$67,543

Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Steven Moore
P: +1-408-200-9221
E: smoore@pixelworks.com